UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2023

Bristow Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700,	Houston,	Texas	77042
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(713)	267-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTOL	NYSE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of an assessment of its organizational structure, on February 9, 2023, Bristow Group Inc. (the “Company”) made the following executive appointments:

•Stuart Stavley was appointed to the newly-created role of Chief Operating Officer, Offshore Energy Services.

•Alan Corbett was appointed to the newly-created role of Chief Operating Officer, Government Services.

Each of Mr. Stavley and Mr. Corbett commenced working in their new positions on February 9, 2023. As a result, on such date, (i) Mr. Stavley ceased to serve as the Company’s Senior Vice President, Global Fleet Management, and (ii) Mr. Corbett ceased to serve as the Company’s Senior Vice President, Europe, Africa, Middle East, Asia and Australia and Search and Rescue, and each of the foregoing positions was eliminated.

Mr. Stavley, age 50, served as the Company’s Senior Vice President, Global Fleet Management from June 2020 until his appointment as Chief Operating Officer, Offshore Energy Services on February 9, 2023. He previously served as the Senior Vice President, Operations and Fleet Management of Era Group Inc. (“Era”) from October 2014 to June 2020. Mr. Stavley served in numerous other positions since joining Era in 1993, including serving as Senior Vice President, Fleet Management from October 2012 to October 2014, as Vice President, Fleet Management from October 2010 to October 2012, as Director of Technical Services from September 2008 to October 2010, as Director of Maintenance from September 2005 to 2008, as Chief Inspector and as Field Aviation Maintenance Technician.

Mr. Stavley’s annual base salary will be $415,000; his target bonus opportunity for the current fiscal year will be 75% of his then current base salary; and his annual equity grant target under the Company’s long-term equity incentive programs will be 175% of his then current base salary. Mr. Stavley will also be eligible to participate in the Company’s other benefits as may be offered from time to time to other similarly situated employees, including participation in the Company’s 401(k) plan. In addition, Mr. Stavley previously entered into the Company’s standard form of officer indemnification agreement under which the Company’s indemnification obligations will continue in his new role.

The selection of Mr. Stavley to serve as the Company’s Chief Operating Officer, Offshore Energy Services was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Stavley and any director or other executive officer of the Company, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Stavley and the Company and/or its subsidiaries.

There were no compensation adjustments associated with Mr. Corbett’s appointment. Information regarding Mr. Corbett’s background and compensation can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on June 21, 2022.

Item 7.01	Regulation FD Disclosure.
On February 9, 2023, the Company issued a press release announcing the appointments of Mr. Stavley as Chief Operating Officer, Offshore Energy Services and Mr. Corbett as Chief Operating Officer, Government Services.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description of Exhibit

99.1	Press Release, dated February 9, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: February 10, 2023	By:	/s/ Elizabeth Matthews
Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary